LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of May 5, 1998, by and between Orthologic Corp. ("Borrower") whose address is 1275 West Washington Street, Tempe, AZ 85281 and Silicon Valley Bank ("Bank") whose chief executive office is located at 3003 Tasman Drive, Santa Clara, CA 95054, with a loan production office located at 4455 East Camelback Road, Suite E-290, Phoenix, AZ 85018.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated March 2, 1998, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Equipment Line in the original principal amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) and a Committed Revolving Line in the original principal amount of Ten Million and 00/100 Dollars ($10,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. In addition, Borrower has agreed not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's Intellectual Property pursuant to that certain Negative Pledge Agreement, dated March 2, 1998.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       Modification(s) to Loan Agreement
                  ---------------------------------

                  1. Section 2.3 (a) entitled "Interest Rate" is hereby amended in its entirety to read as follows:

                                    (a)  Interest  Rate.  (i)  Advances   accrue
                           interest on the outstanding principal balance at a per annum rate of .650 of a percentage point above the Prime Rate; and (ii) Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of .450 of a percentage point above the Prime Rate. Upon Borrower achieving 2 consecutive quarters of profitability, the interest rate on the Committed Revolving Line and the Committed Equipment Line will reduce by .10% and will further reduce by .10% upon Borrower achieving 4 consecutive quarters of profitability. In addition, upon improvement of Borrower's balance sheet sufficient to meet the Original Covenants (as amended herein), the interest rate for the Advances under the Committed Revolving Line will decrease to the original interest rate of .200 of a percentage point above the Prime Rate. Such interest rate change shall be effective as of the first day of the month following Bank's receipt of Borrower's financial statements indicating Borrower has met the above-described criteria. After an Event of Default, Obligations accrue interest at 5.00
                           percentage    points   above   the   rate   effective
                           immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.
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                  2.       Sub-sections  ( c) and (d) of  Section  6.2  entitled
                           "Financial Statements, Reports, Certificates" are hereby amended in their entirety to read as follows

                           (c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements; cash flow reports covering the three previous months and the three future months; and a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

                           (d) Bank has the right to audit Borrower's Accounts at Borrower's expense, but the audits will be conducted on a semi-annual basis unless an Event of Default has occurred and is continuing.

                  3. Section 6.7 entitled "Financial Covenants" is hereby amended in its entirety to read as follows:

                           Borrower will maintain as of the last day of each month:

                           (i) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 1.50 to 1.00. (Original Covenant is 2.00 to 1.00).

                           (ii) Debt/Tangible Net Worth Ratio. A ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 0.50 to
                           1.00. (Original Covenant is 0.50 to 1.00).

                           (iii) Tangible Net Worth. A Tangible Net Worth of at least $41,000,000, excluding any scheduled expense incurred or accounting treatment for option payments to Chrysalis. (Original Covenant is $50,000,000).

                           (iv) Profitability. Borrower will not suffer aggregate losses in excess of $3,000,000 for any two
                           (2) consecutive quarters, beginning with the quarter ending June 30, 1998. (Original Covenant is Borrower will be profitable each quarter, except that Borrower may suffer losses, provided such losses do not exceed $5,000,000 in aggregate for the quarters ending March 31, 1998 and June 30, 1998 excluding any scheduled expense incurred or accounting treatment for option payments to Chrysalis).

                  4. The following defined terms are hereby amended and or added to Section 13 entitled "Definitions" to read as follows:

                           "Borrowing  Base"  is 50%  of  Eligible  Accounts  as
                           determined  by  Bank  from   Borrower's  most  recent
                           Borrowing Base Certificate.

                           "Committed Revolving Line" is an Advance of up to $7,500,000.

                           "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

                           Sub-sections (a), (b) and (c ) of the defined term "Eligible Accounts" are hereby amended in part to remove the number 120 reference therein and replace it with the number 90.
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
                           "Equipment Advance" is defined in Section 2.1.2, however, effective as of the hereof, all Equipment Advances available under Section 2.1.2 are hereby suspended. Accordingly, Borrower is no longer entitled to further Equipment Advances until it receives approval from Bank, in its sole discretion.

                           "Intellectual Property" is:

                           (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

                           (b) Any trade secrets and any Intellectual Property Rights in computer software and computer software products now or later existing, created, acquired or held;

                           (c) All design rights which may be available to Borrower now or later created, acquired or held;

                           (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

                           All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

                           "Mask Works" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

                           "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                           "Trademarks" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of One Thousand and 00/100 Dollars ($1,000) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by
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
Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon (1) Borrower's payment of the Loan Fee, (2) and Bank's receipt of the Amendment to Warrant Agreement executed by Borrower.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               BANK:

ORTHOLOGIC CORP.                        SILICON VALLEY BANK


By: /s/ Terry D. Meier                  By: /s/ Amy Lou Blunt
   ---------------------------------       -------------------------------------
Name:   Terry D. Meier                  Name:   Amy Lou Blunt
     -------------------------------         -----------------------------------
Title:  Sr. V.P. and CFO                Title:  Asst. to V.P.
      ------------------------------          ----------------------------------
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